Exhibit 18

Calculation of Filing Fee Tables

Form N-14

(Form Type)

PIMCO Municipal Income Fund II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 457	(a)	—	—	$504,514,304.40(1)	0.00015310	$77,241.14
Fees Previously Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 457	(o)	—	—	$1,000,000(2)		$153.10(3)
		Total Offering Amount					$504,514,304.40((1)		$77,241.14
		Total Fees Previously Paid							$153.10(3)
		Total Fee Offsets							$18,500.97
		Net Fee Due							$58,587.07

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	PIMCO Municipal Income Fund II	424(b)(5)	333-266754	8/11/2022		$18,500.97(4)	Equity	Common Shares	—	$202,419,317
Fee Offset Sources	PIMCO Municipal Income Fund II	424(b)(5)	333-266754		8/11/2022						$20,857.50(4)

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) and 457(f)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum aggregate offering price is an amount equal to the product of (i) 26,312,806.48 common shares of PIMCO Municipal Income Fund (“PMF”) and 33,462,380.76 common shares of PIMCO Municipal Income Fund III (“PMX”), the estimated maximum number of common shares of PMF and PMX that may be exchanged for common shares of PIMCO Municipal Income Fund II (“PML” or the “Registrant”) in accordance with the terms of each applicable Agreement and Plan of Reorganization (the “Agreement”), and (ii) $9.0 and $8.0, the net asset value of the common shares of PMF and PMX, respectively, on April 30, 2025 (within fifteen days prior to the date of filing of this Registration Statement), rounded up to the nearest whole dollar.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act solely for the purpose of determining the registration fee.

(3)

Previously paid in connection with the Registrant’s registration statement on Form N-14 (File No. 333-286391) filed with the Securities and Exchange Commission on April 4, 2025 when the amount of the registration fee was offset pursuant to Rule 457(p) under the Securities Act in connection with the registration fee that had already been paid and remained unused with respect to securities that were previously registered pursuant to the 2022 Prospectus Supplement (as defined in footnote (4) below).

(4)

On August 11, 2022, PML filed (i) an automatically effective shelf registration statement, deferring payment of all registration fees (the “2022 Registration Statement”), and (ii) a prospectus supplement, pursuant to the 2022 Registration Statement (the “2022 Prospectus Supplement”), relating to the offer and sale of PML’s common shares having an aggregate offering price of up to $225,000,000 under PML’s then current “at the market” program (the “ATM Shares”). In connection with the filing of the 2022 Prospectus Supplement, PML made a contemporaneous registration fee payment of $20,857.50. The offering of unsold ATM Shares pursuant to the 2022 Registration Statement has been terminated, and $202,419,317 of PML’s common shares remain unsold under the 2022 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $18,500.97 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2022 Prospectus Supplement and were not sold thereunder or other registration fees for PML is offset against the registration fee of $77,241.14 due for this registration statement filing.